UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2010
Date of Report (Date of earliest event reported)

BERGIO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150029	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Daniel Road East Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 227-3230
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2010, Bergio International, Inc., a Delaware corporation (the “Company”), terminated that certain securities purchase agreement (the “Securities Purchase Agreement”) with Tangiers Investors L.P. (“Tangiers”) regarding a $25,000,000 equity-line contractual arrangement.

On November 16, 2009, the Company had entered into the Securities Purchase Agreement pursuant to which the Company, at its discretion, could periodically sell to Tangiers shares of its common stock for a total purchase price of up to $25,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers would have paid the Company 88% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. As of the date of this Current Report, no shares of the Company’s common stock were sold by the Company to Tangiers.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.
DATE: June 23, 2010	/s/ Berge Abajian Name: Berge Abajian Title: President/Chief Executive Officer

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